UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2007

International Gold Resources, Inc.

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-50103	71-911780705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 S. Alton Way, Suite B-230, Centennial, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 936-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2007, the Board of Directors (the “Board”) of International Gold Resources, Inc. (the “Company”) appointed David H. Francisco to the Board and elected him to serve as Chairman, effective as of August 13, 2007.  Mr. Francisco has 35 years of mining experience in all phases of operations, project development, and executive management.

Mr. Francisco, age 58, previously served as an advisor to the Company’s CEO, Tim Acton, and the Board.  He recently retired from Newmont Mining Corporation, the second-largest gold producer in the world, where he held various positions, including Executive Vice President of Worldwide Operations.  Among Mr. Francisco’s many accomplishments at Newmont, he was instrumental in developing and expanding Newmont's international operations, including the large Batu Hijau copper-gold mine in Indonesia.  Prior to his role with Newmont, Mr. Francisco was Senior Vice President with Freeport McMoRan's Indonesian Irian Jaya operations, where he guided Freeport’s efforts in expanding operations from 15,000 tons per day (“tpd”) of production to in excess of 100,000 tpd, and in discovering and developing the sizable Grasberg deposit.  In addition, Mr. Francisco also serves as a Director on the Board of Directors of Lateegra Gold Corporation.  Mr. Francisco holds a bachelor's degree in geological engineering from the University of Arizona.

In connection with Mr. Francisco’s appointment, on January 1, 2008, the Company will pay Mr. Francisco $100,000 as a cash bonus for accepting this position.  In addition, the Company will issue Mr. Francisco stock purchase warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price equal to $0.50 per share that will vest as follows: 500,000 shares vest on August 13, 2008; and the remaining 500,000 shares vest on August 13, 2009.  The stock purchase warrants are exercisable for five (5) years from the date of issuance – August 13, 2007 – and contain a cashless exercise provision.

There are no family relationships between Mr. Francisco and any other Officer or Director of the Company.  In Mr. Francisco’s previous role as an advisor to the Company, he was, through an affiliate, granted the following stock purchase warrants, all of which contain a cashless exercise provision, and which expire on March 12, 2012:  warrants to purchase 4,500,000 shares of the Company’s common stock at an exercise price equal to $1.50 per share that will vest provided Mr. Francisco is successful in arranging $10,000,000 in equity financing for the Company on or before the warrants’ expiration date, and also provided the common stock of the Company sustains an average trading price of $1.50 per share for 30 consecutive trading days prior to the warrants’ exercise; warrants to purchase 4,500,000 shares of the Company’s common stock at an exercise price equal to $1.00 per share that will vest in increments of 90 shares for every $100 of equity financing Mr. Francisco is successful in arranging for the Company on or before the warrants’ expiration date; and warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $.445 that vest immediately and are exercisable until the warrants’ expiration date.

On August 13, 2007, the Company issued a press release announcing the appointment of Mr. Francisco as the Chairman of the Company.  A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release, issued August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GOLD RESOURCES, INC.

Date: August 17, 2007

By:

Name:

J. Roland Vetter

Title:

President and Chief Financial Officer